Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, each dated March 1, 2022, and each included in this Post-Effective Amendment No. 169 to the Registration Statement (Form N-1A, File No. 33-5852) of Harbor Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 21, 2021, with respect to the financial statements and financial highlights of Harbor Capital Appreciation Fund, Harbor Convertible Securities Fund, Harbor Core Bond Fund, Harbor Core Plus Fund, Harbor Disruptive Innovation Fund, Harbor Diversified International All Cap Fund, Harbor Emerging Markets Equity Fund, Harbor Focused International Fund, Harbor Global Leaders Fund, Harbor High-Yield Bond Fund, Harbor International Fund, Harbor International Growth Fund, Harbor International Small Cap Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Fund, Harbor Mid Cap Value Fund, Harbor Money Market Fund, Harbor Overseas Fund, Harbor Small Cap Growth Fund, Harbor Small Cap Value Fund, Harbor Strategic Growth Fund, twenty one of the funds constituting Harbor Funds included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, IL

February 23, 2022

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